Exhibit 16.1

Letter of Holtz Rubenstein Reminick LLP
Change in Certifying Accountant

April 28, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Re: Lakeland Industries, Inc. – Commission File Number 0-15535

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated April 28, 2009, of Lakeland Industries, Inc. and are in agreement with the statements contained in paragraphs one through five, herein. We have no basis to agree or disagree with other statements of the Registrant contained therein.

/s/ Holtz Rubenstein Reminick LLP

Holtz Rubenstein Reminick LLP